EXHIBIT 10.4
                            EMPLOYMENT AGREEMENT
                            --------------------

      THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this "AGREEMENT"), entered into this 1st day of October, 2001, by and between First Federal Bancorp, Inc., a savings and loan holding company incorporated under Ohio law (hereinafter referred to as "Bancorp"), First Federal Savings Bank of Eastern Ohio, a savings bank chartered under the laws of the United States and a wholly-owned subsidiary of Bancorp (hereinafter referred to as "First Federal"), and Connie Ayres LaPlante, an individual (herein after referred to as the "EMPLOYEE");

                                 WITNESSETH:

      WHEREAS, the EMPLOYEE is an employee of Bancorp and First Federal (hereinafter collectively referred to as the "EMPLOYERS");

      WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Boards of Directors of the EMPLOYERS desire to retain the services of the EMPLOYEE as the Senior Vice President and Treasurer of each of the EMPLOYERS;

      WHEREAS, the EMPLOYEE desires to continue to serve as the Senior Vice President and Treasurer of each of the EMPLOYERS; and

      WHEREAS, the EMPLOYEE and the EMPLOYERS desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the EMPLOYERS and the EMPLOYEE;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the EMPLOYERS and the EMPLOYEE hereby agree as follows:

      1. Employment and Term. Upon the terms and subject to the conditions of this AGREEMENT, the EMPLOYERS hereby employ the EMPLOYEE, and the EMPLOYEE hereby accepts employment, as the Senior Vice President and Treasurer of each of the EMPLOYERS. The term of this AGREEMENT shall commence on the date hereof and shall end on September 30, 2004 (hereinafter referred to as the "TERM"). In September of each year, the Boards of Directors of the EMPLOYERS shall review the EMPLOYEE's performance and record the results of such review in the minutes of the Board of Directors.

      2.    Duties of EMPLOYEE.

            (a}   General Duties and Responsibilities.  As the Senior Vice
      President and Treasurer of each of the EMPLOYERS, the EMPLOYEE shall perform the duties and responsibilities customary for such offices to the best of her ability and in accordance with the policies established by the Boards of Directors of the EMPLOYERS and all applicable laws and regulations. The EMPLOYEE shall perform such other duties not inconsistent with her position as may be assigned to him from time to time by the Boards of Directors of the EMPLOYERS; provided, however, that the EMPLOYERS shall employ the EMPLOYEE during the TERM in a senior executive capacity without diminishment of the importance or prestige of her position.

            (b) Devotion of Entire Time to the Business of the EMPLOYERS. The EMPLOYEE shall devote her entire productive time, ability and attention during normal business hours throughout the TERM to the faithful performance of her duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Boards of Directors of the EMPLOYERS; provided, however, that the EMPLOYEE shall not be precluded from (i) vacations and other leave time in accordance with
      Section 3(e) hereof; (ii) reasonable participation in community, civic, charitable or similar organizations; or (iii) the pursuit of personal investments which do not interfere or conflict with the performance of the EMPLOYEE's duties to the EMPLOYERS.

      3.    Compensation, Benefits and Reimbursements.

            (a) Salary. The EMPLOYEE shall receive during the TERM an annual salary payable in equal installments not less often than monthly. The amount of such annual salary shall be $106,288.00 until changed by the Boards of Directors of the EMPLOYERS in accordance with
      Section 3(b) of this AGREEMENT.

            (b) Annual Salary Review. In September of each year throughout the TERM, the annual salary of the EMPLOYEE shall be reviewed by the Boards of Directors of the EMPLOYERS and shall be set, effective October 1, at an amount not less than $106,288.00, based upon the EMPLOYEE's individual performance and the overall profitability and financial condition of the EMPLOYERS (hereinafter referred to as the "ANNUAL REVIEW"). The results of the ANNUAL REVIEW shall be reflected in the minutes of the Boards of Directors of the EMPLOYERS.

            (c)   Expenses.  In addition to any compensation received under
      Section 3(a) or (b) of this AGREEMENT, the EMPLOYERS shall pay or reimburse the EMPLOYEE for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this AGREEMENT. Such reimbursement shall be made in accordance with the existing policies and procedures of the EMPLOYERS pertaining to reimbursement of expenses to senior management officials.

            (d)   Employee Benefit Program.

                  (i) During the TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, pension and profit-sharing plans and similar programs that are maintained by the EMPLOYERS from time to time, including programs in respect of group health, disability or life insurance, reimbursement of membership fees in civic, social and professional organizations and all employee benefit plans or programs hereafter adopted in writing by the Boards of Directors of the EMPLOYERS, for which senior anagement personnel are eligible, including any employee stock ownership plan, stock option plan or other stock benefit plan (hereinafter collectively referred to as the "BENEFIT PLANS").Notwithstanding the foregoing sentence, the EMPLOYERS may discontinue or terminate at any time any such BENEFIT PLANS, now existing or hereafter adopted, to the extent permitted by the terms of such plans and shall not be required to compensate the EMPLOYEE for such discontinuance or termination.

                  (ii)  After the expiration of the TERM or the
            termination of the employment of the employee for any reason other than JUST CAUSE (as defined hereinafter), the EMPLOYERS shall provide a group health insurance program in which the EMPLOYEE and her spouse will be eligible to participate and which shall provide substantially the same benefits as are available to retired employees of the EMPLOYERS on the date of this AGREEMENT until both the EMPLOYEE and her spouse become 65 years of age; provided, however that all premiums for such program shall be paid equally by the EMPLOYERS and the EMPLOYEE and/or her spouse after the EMPLOYEE's retirement; provided further, however, that the EMPLOYEE may only participate in such program for as long as the EMPLOYERS elect in their sole discretion to make available an employee group health insurance program which permits the EMPLOYERS to make coverage available for retirees.

            (c) Vacation and Sick Leave. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of her duties under this AGREEMENT, subject to the following conditions:

                  (i) The EMPLOYEE shall be entitled to an annual vacation in accordance with the policies periodically established by the Boards of Directors of the EMPLOYERS for senior management officials of the EMPLOYERS;

                  (ii) Vacation time shall be scheduled by the EMPLOYEE in a reasonable manner. The EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYERS in the event of her failure to take the full allotment of vacation time during any one year. Vacation time accrued in any one year may not be carried over into any succeeding year; and

                  (iii) The EMPLOYEE shall be entitled to annual sick leave
            as established by the Boards of Directors of the EMPLOYERS for senior management officials of the EMPLOYERS. In the event that any sick leave time shall not have been used during any year, such leave shall accrue to subsequent years; provided, however, that the number of accrued days of sick leave shall not exceed 35 days.

      4.    Termination of Employment.

            (a) General. In addition to the termination of the employment of the EMPLOYEE upon the expiration of the TERM, the employment of the EMPLOYEE shall terminate at any other time during the TERM upon the delivery by the EMPLOYERS of written notice of employment termination to the EMPLOYEE. Without limiting the generality of the foregoing sentence, the following subparagraphs (i), (ii) and (iii) of this
      Section 4(a) shall govern the obligations of the EMPLOYERS to the EMPLOYEE upon the occurrence of the events described in such subparagraphs:

                  (i) Termination for JUST CAUSE. In the event that the EMPLOYERS terminate the employment of the EMPLOYEE during the TERM because of the EMPLOYEE's failure to comply with the Human Resources Policies of the EMPLOYERS or because of the EMPLOYEE's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "JUST CAUSE"), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

                  (ii) Termination after CHANGE OF CONTROL. In the event that, before the expiration of the TERM and in connection with or within one year of a CHANGE OF CONTROL (as defined hereinafter) of either one of the EMPLOYERS, (A) the employment of the EMPLOYEE is terminated for any reason other than JUST CAUSE before the expiration of the TERM, (B) the present capacity or circumstances in which the EMPLOYEE is employed is changed before the expiration of the TERM, or (C) the EMPLOYEE's responsibilities, authority, compensation or other benefits provided under this AGREEMENT are materially reduced, then the following shall occur:

                        (I) The EMPLOYERS shall promptly pay to the EMPLOYEE or to her beneficiaries, dependents or estate an amount equal to the sum of (1) the amount of compensation to which the EMPLOYEE would be entitled for the remainder of the TERM under this AGREEMENT, plus (2) the difference between (x) the product of three, multiplied by the total compensation paid to the EMPLOYEE for the immediately preceding calendar year as set forth on the Form W-2 of the EMPLOYEE, less (xx) the amount paid to the EMPLOYEE pursuant to clause (1) of this subparagraph (I);

                        (II) The EMPLOYEE, her dependents, beneficiaries and estate shall continue to be covered under all BENEFIT PLANS of the EMPLOYERS at the EMPLOYERS' expense as if the EMPLOYEE were still employed under this AGREEMENT until the earliest of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

                        (III) The EMPLOYEE shall not be required to mitigate
                  the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYERS thereunder, except as specifically stated in subparagraph (II).

      In the event that payments pursuant to this subsection (ii) would result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (hereinafter collectively referred to as "SECTION 280G"), such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits.

                  (iii) Termination Without CHANGE OF CONTROL.  In the event that the employment of the EMPLOYEE is terminated before the expiration of the TERM for any reason other than JUST CAUSE or in connection with or within one year of a CHANGE OF CONTROL, the EMPLOYERS shall be obligated to continue (A) to pay on a monthly basis to the EMPLOYEE, her designated beneficiaries or her estate, her annual salary provided pursuant to Section 3(a) or (b) of this AGREEMENT until the expiration of the TERM and
            (B) to provide to the EMPLOYEE at the EMPLOYERS' expense, health, life, disability, and other benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of her employment until the earliest to occur of the expiration of the TERM or the date the EMPLOYEE becomes employed full-time by another employer. In the event that payments pursuant to this subsection (iii) would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding those limits.

            (b) Death of the EMPLOYEE. The TERM automatically terminates upon the death of the EMPLOYEE. In the event of such death, the EMPLOYEE's estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

            (c) "Golden Parachute" Provision. Any payments made to the EMPLOYEE pursuant to this AGREEMENT or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. (SECTION)1828(k) and any regulations promulgated thereunder.

            (d) Definition of "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall be deemed to have occurred in the event that, at any time during the TERM, either any person or entity obtains "conclusive control" of the EMPLOYERS within the meaning of 12 C.F.R. (SECTION)574.4(a), or any person or entity obtains "rebuttable control" within the meaning of 12 C.F.R. (SECTION)574.4(b) and has not rebutted control in accordance with 12 C.F.R. (SECTION)574.4(c).

      5. Special Regulatory Events. Notwithstanding Section 4 of this AGREEMENT, the obligations of the EMPLOYERS to the EMPLOYEE shall be as follows in the event of the following circumstances:

            (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the EMPLOYERS' affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), the EMPLOYERS' obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the EMPLOYERS may, in their discretion, pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended.

            (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the EMPLOYERS' affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, all obligations of the EMPLOYERS under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination.

            (c)   If the EMPLOYERS are in default, as defined in
      section 3(x)(1) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected.

            (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the EMPLOYERS,
      (i) by the Director of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), or his or her designee at the time that the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the EMPLOYERS under the authority contained in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS,or his or her designee, approves a supervisory merger to resolve problems related to the operation of the EMPLOYERS or when the EMPLOYERS are determined by the Director of the OTS to be in an unsafe or unsound condition. No vested rights of the EMPLOYEE shall be affected by any such action.

      6. Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude the EMPLOYERS from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all of the EMPLOYERS' obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "EMPLOYERS," as used herein, shall mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

      7. Confidential Information. The EMPLOYEE acknowledges that during her employment she will learn and have access to confidential information regarding the EMPLOYERS and their customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for her own benefit, or the benefit of any other person or entity, any confidential information, unless or until the EMPLOYERS consent to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the EMPLOYERS, their subsidiaries or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the EMPLOYERS. The EMPLOYEE shall not otherwise knowingly act or conduct himself (a) to the material detriment of the EMPLOYERS, their subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the EMPLOYERS.

      8.    Nonassignability.    Neither this AGREEMENT nor any right or
interest hereunder shall be assignable by the EMPLOYEE, her beneficiaries, or legal representatives without the EMPLOYERS' prior written consent; provided, however, that nothing in this Section 8 shall preclude (a) the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon her death, or (b) the executors, administrators, or other legal representatives of the EMPLOYEE or her estate from assigning any rights hereunder to the person or persons entitled thereto.

      9. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      10. Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the EMPLOYERS and their respective permitted successors and assigns.

      11. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

      12. Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

      13. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the EMPLOYERS (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as if this AGREEMENT had not been executed.

      14. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

      15. Governing Law. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of this State of Ohio, except to the extent that federal law is governing.

      16. Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the EMPLOYERS or any predecessor of the EMPLOYERS and the EMPLOYEE.

      17. Notices. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

      If to Bancorp and/or First Federal:

            First Federal Savings Bank of Eastern Ohio
            Fifth & Market Streets
            Zanesville, Ohio  43701

      With copies to:

            John C. Vorys, Esq.
            Vorys, Sater, Seymour and Pease
            Atrium Two, Suite 2100
            221 East Fourth Street

            Cincinnati, Ohio  45201-0236

      If to the EMPLOYEE:

            Mrs. Connie Ayres LaPlante
            826 Convers Ave.
            Zanesville, Ohio 43701

      IN WITNESS WHEREOF, each of the EMPLOYERS has caused this AGREEMENT to be executed by its duly authorized officer, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.


Attest:                                FIRST FEDERAL BANCORP, INC.


/s/ Amy B. DeWitt                      By /s/ J. William Plummer
                                          ----------------------------------
                                          J. William Plummer
                                          its President/CEO


Attest:                                FIRST FEDERAL SAVINGS BANK
                                        OF EASTERN OHIO


/s/ Amy B. DeWitt                      By /s/ J. William Plummer
                                          ----------------------------------
                                          J. William Plummer
                                          its President/CEO


Attest:


/s/ Amy B. DeWitt                         /s/ Connie Ayres LaPlante
                                          ----------------------------------
                                          Connie Ayres LaPlante